EXHIBIT (g)



     Custodian Administration and Agency Agreement, Fund/Plan
                          Services, Inc.
          Custody Agreement, United Missouri Bank, N.A.





















                                      (39)

           CUSTODY ADMINISTRATION AND AGENCY AGREEMENT

This AGREEMENT, dated as of the ___2nd____day of November , 1994, made by and between The Elite Group (the "Trust"), a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing as a Massachusetts Business Trust and Fund/Plan Services. Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                         WITNESSETH THAT:
          WHEREAS, the Trust desires to retain Fund/Plan to perform certain custody administration services; and
          WHEREAS, the Trust desires that Fund/Plan act as its agent for the specific purpose of taking receipt of, and making payment for, custody services performed on the Trust's behalf by United Missouri Bank, NA. pursuant to an agreement between United
Missouri Bank, NA. and the Trust; and
          WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below;
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:
          APPOINTMENT OF FUND/PIAN AS AGENT
          Section 1. The Trust hereby grants to Fund/Plan, and
Fund/Plan hereby accepts such grant, as an agent of the for the limited purpose of: (i) accepting invoices for custody services from United Missouri Bank, N.A. which invoices reflect charges to the Trust for custody services performed by United Missouri Bank, NA. on the Trust's behalf, and (ii) remitting payment to United Missouri Bank, N.A. for such services performed in amounts as set forth in Schedule "A" attached hereto.
          CUSTODY ADMINISTRATION SERVICES
      Section 2. As Custody Administrator, Fund/Plan shall:

     a) coordinate and process portfolio trades through client terminal links with United Missouri Bank, NA.

     b)   input and verify portfolio trades

     c)   monitor pending and failed security trades


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

     d) coordinate communications between brokers and banks to resolve any operational problems

     e) advise the Trust of any corporate action information, address and follow up on any dividend or interest discrepancies

     f)   process the Trusts' expenses

     g) interface with the Accounting Services and the Transfer Agent to research and resolve Custody cash problems

     h)   provide daily and monthly reports

                               FEES
Section 3. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse Fund/Plan for actual expenses incurred, at the rates and amounts as set forth in Schedule "A" attached hereto which the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for the services performed for the applicable function. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made. For the purpose of determining fees payable to Fund/Plan, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's then current Prospectus and Statement of Additional Information. During the term of this Agreement, should the Trust seek services or functions in addition to those stated, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Trust.

                        GENERAL PROVISIONS
Section 4.
      (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement that results from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.


                                      (41)

     (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

      (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnity and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder or (ii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

      (d) Fund/Plan shall give written notice to the Trust within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices to the Trust.

      (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.


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

      (f) The Trust shall not settle any claim under (d) and (e) above without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim under (d) and (e) above without the Trust's express written consent which likewise shall not be unreasonably withheld.

      Section 5.
      (a) The fee schedule Set forth in Schedule "A" attached shall be fixed for
(1) year after the effective date of this Agreement. At the end of the first year, the fee schedule will be subject to annual review and adjustment.
      (b) After one year, the Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than ninety (90) days after the date of giving notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
      (c) In the event that a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by appropriate and timely written notice to Fund/Plan, Fund/Plan shall, promptly upon such termination and at the expense of the Trust, transfer all pertinent records and shall cooperate in the transfer of such duties and responsibilities.

      Section 6. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.

      Section 7. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

      If to the Trust:                            If to Fund/Plan:

      The Elite Group                     Fund/Plan Services,
Inc.                                            1325 4th Avenue,
Suite 2144               2 West Elm Street
      Seattle, Washington 98101           Conshohocken, PA 19428
      Attn: Richard S McCormick, President            Attn:
Kenneth J. Kempf, President


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

      Section 8. The represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

      Section 9. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 10. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Trustees.

      Section 11. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

      Section 12. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.

      Section 13. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic Agreement is not thereby substantially impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement, consisting in its entirety, as of the day and year first above written of six type written pages, together with Schedule "A," to be signed by their duly authorized officers

                                 Fund/Plan Services, Inc.



_____/s/  Richard S. McCormick ___________      ______/s/ Kenneth
J. Kempf_________
By:  Richard S. McCormick                                   By:
Kenneth J. Kempf
        President
President







                                      (44)

                                                        SCHEDULE A
                           FEE SCHEDULE
                               FOR
                         THE ELITE GROUP

                        Elite Income Fund
                   Elite Growth and Income Fund
        (All fees are quoted for a period of one (1) year)

   CUSTODY OF FUND ASSETS (THROUGH UNITED MISSOURI RANK - UMB)

I.    Annual Custody Fee Schedule per portfolio (1/12th payable
monthly)
            .00065     on first      $ 10 million of average net
assets
            .00035     on the next   $ 20 million of average net
assets
            .00025     on the next   $ 20 million of average net
assets
            .000175    on the next   $ 50 million of average net
assets
            .00015     on the next   $150 million of average net
assets
            .000125     over         $250 million of average net
assets
                 Minimum annual fee of $3000 per portfolio

II.   Custody Domestic Securities Transaction Charge:
            Book Entry DTC, Federal Book Entry              $14.00
            Physical, Options, GNMA's, RIC's
$24.50
            NOW Account
$  5.00
            Money Market Investments                        $
2.00

III.  When Issued. Securities Lending. Options. Futures:
      Should any of these investment vehicles require a separate segregated Custody Account, a fee of $250 per account per month will apply.

OUT-OF-POCKET EXPENSES

The Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including telephone, postage, telecommunications, special reports and record retention. The cost of copying and sending materials to auditors for audits will be an additional expense.

ADDITIONAL SERVICES

To the extent the Funds commences using investment techniques such as Futures, Security Lending, Swaps, Leveraging, Short Sales, Derivatives, non-US dollar denominated securities and Precious Metals, additional fees may apply. Activities of a non-recurring nature such as issuance of multiple classes of shares, unitholder inkinds, trust consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request. Should there be subsequent regulatory changes/requirements, additional fee revision may be necessary.




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





                        CUSTODY AGREEMENT
                     Dated November 2 , 1994

                             Between

                      UNITED MISSOURI BANK,

                               and


                         THE ELITE GROUP



                   Prototype Custody Agreement
                               for
                  Registered Investment Company
                    for Fund/Plan Clients Only




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





                               Table of Contents
         SECTION
PAGE
               1.    Appointment of Custodian                          1
               2.    Definitions                                       1
                     (a) Securities                                    2
                     (b) Assets                                        2
                     (c) Instructions and Special Instructions         2
3.    Delivery of Corporate Documents                                  2
4.    Powers and Duties of Custodian and Domestic Subcustodian
                     (a) Safekeeping                                   3
                     (b) Manner of Holding Securities                  3
                     (c) Free Delivery of Assets                       4
                     (d) Exchange of Securities                        5
                     (e) Purchases of Assets                           5
                     (f) Sales of Assets
                       6
                     (g) Options                                       6
                     (h) Futures Contracts                             7
                     (i) Segregated Accounts                           7
                     (j) Depositary Receipts                           8
                     (k) Corporate Actions, Put Bonds, Called
                       Bonds, Etc.                                     8
                     (1) Interest Bearing Deposits                     9
                     (m) Foreign Exchange Transactions Other than
                       as Principal     9
                     (n) Pledges or Loans of Securities                9
                     (o) Stock Dividends, Rights, Etc.
                       10
                     (p) Routine Dealings                             10
                     (q) Collections                                  10
                     (r) Bank Accounts                                11
                     (s) Dividends, Distributions and Redemptions     11
                     (t) Proceeds from Shares Sold                    11
                     (u) Proxies and Notices; Compliance with the
                       Shareholders
                           Communication Act of 1985                  12
                     (v) Books and Records
                       12
                     (w) Opinion of Fund's Independent Certified
                       Public Accountants                             12
                     (x) Reports by Independent Certified Public
                       Accountants                                    12
                     (y) Bills and Others Disbursements               13

                5.   Subcustodians                                    13
                     (a) Domestic Subcustodians                       13
                     (b) Foreign Subcustodians                        13
                     (c) Interim Subcustodians                        14
                     (d) Special Subcustodians                        14
                     (e) Termination of a Subcustodian                15
                     (f) Certification Regarding Foreign
                       Subcustodians                                  15





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






6.    Standard of Care   15
                     (a) General Standard of Care                     15
(b)   Actions Prohibited by Applicable Law, Events Beyond
                         Custodian's Control, Armed Conflict,
                     Sovereign Risk, Etc.                             15
                     (c) Liability for Past Records                   16
                     (d) Advice of Counsel                            16
                     (e) Advice of the Fund and Others                16
                     (f) Instructions Appearing to be Genuine         16
                     (g) Exceptions from Liability                    16

               7.    Liability of the Custodian for Actions of
Others        17
                     (a) Domestic Subcustodians
                     (b) Liability for Acts and Omissions of
                       Foreign Subcustodians                          17
(c)   Securities Systems, Interim Subcustodians,
                         Special Subcustodians, Securities
                     Depositories and Clearing Agencies               17
                     (d) Defaults or Insolvencies of Brokers,
                       Banks, Etc.                                    17
                     (e) Reimbursement of Expenses                    17

               8.    Indemnification                                  18
                     (a) Indemnification by Fund                      18
                     (b) Indemnification by Custodian                 18

               9.    Advances                                         18

              10.    Liens
            19

            11.Compensation                                           19

            12.Powers of Attorney                                     19

            13.Termination and Assignment                             20

            14.Notices   20

            15.Miscellaneous                                          20




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




                        CUSTODY AGREEMENT




This agreement made as of this 2nd day of November, 1994, between The Elite Group, located at 1325 4th Avenue, Suite 2144, Seattle, Washington (hereinafter "Fund"), and United Missouri Bank, n.a., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian").

      WITNESSETH:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by the Fund which Assets are to be held in such accounts as the Fund may establish from time to time; and

            WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

      WHEREAS, the Fund represents that by separate agreement between Fund/Plan Services, Inc. ("Fund/Plan") and the Fund, Fund/Plan (a) has agreed to perform certain administrative functions which may include the functions of administrator, transfer agent and accounting services agent and (b) has been appointed by the Fund to act as its agent in respect of the transactions contemplated in this Agreement; and

            WHEREAS, the Fund represents that (a) Fund/Plan has agreed to act as Fund's agent in respect of the transactions contemplated in this Agreement and
(b) the Bank is authorized and directed to rely upon and follow directions and instructions given by Fund/Plan, the Fund's agent, in respect of transactions contemplated in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

I.    APPOINTMENT OF CUSTODIAN.

            The Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to the Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

2.    DEFINITIONS.

            For purposes of this Agreement, the following terms shall have the meanings so indicated:


          (a) "Security" or "Securities" shall mean stocks, bonds, bills, rights1 scrip, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

                                      (49)

         (b)"Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of the Fund

         (c)(l) "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of the Fund. Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation. The Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

         (2)"Special Instructions", as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.


         (3)Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and the Fund.

         (4)where appropriate, Instructions and Special
         Instructions shall be continuing instructions

         3.  DELIVERY OF CORPORATE DOCUMENTS.

                        Each of the parties to this  Agreement  represents  that
            its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

                        The  Fund  has  furnished  the  Custodian  with  copies,
            properly   certified  or  authenticated,   with  all  amendments  or
            supplements thereto, of the following documents:

                  (a)   Certificate of Incorporation (or
         equivalent document) of the Fund as in effect on the date hereof;

                  (b) By-flaws of the Fund as in effect on the date hereof;

         (c)Resolutions of the Board of Directors of the Fund appointing the Custodian and approving the form of this Agreement; and

          (d) The Fund's current prospectus and statements of additional information

     The Fund shall promptly furnish the custodian with copies of any updates, amendments or supplements to the foregoing documents.

         In addition, the Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of the Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of the Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from the Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of the Fund to withdraw any of the Assets of the Fund upon the mere receipt of such authorization. Special Instructions or Instructions from such director, trustee, officer, employee or agent.


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

           4.     POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC
           SUBCUSTODIAN.

         Except for Assets held by any Subcustodian appointed pursuant to Sections 5(b), (c), or (d) of this Agreement, the custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the "custodian" shall also refer to any Domestic Subcustodian appointed pursuant to
Section 5(a).

         The Bank's performance of its duties hereunder and the day-to-day operations of the Custody Account shall be in accordance with written service standards furnished to the Fund, care of the Fund's agent, Fund/Plan, by the Bank from time to time. Such service standards, as amended from time to time, are incorporated herein by reference.

         (a)      Safekeeping.

         The Custodian will keep safely the Assets of the Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.




         The Bank shall supply to the Fund, addressed care of its agent, Fund/Plan, from time to time as mutually agreed upon a written statement with respect to all of the Property in the Custody Account. In the event that the Fund, acting through its agent, Fund/Plan, does not inform the Bank in writing of any exceptions or objections within thirty (30) days after receipt of such statement, the Fund shall be deemed to have approved such statement.

         (b)             Manner of Holding Securities.

          (1) The Custodian shall at all times hold Securities of the Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

          (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions the Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

          (3) The Custodian may deposit and/or maintain domestic Securities owned by the Fund in, and the Fund hereby approves use of: (a) The Depository Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart 0 of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CYR 350.2, or
(iii) the book-entry regulations of federal agencies substantially in the form of 31 CER 306.115. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by the Fund in any other domestic clearing agency registered with the Securities and Exchange Commission ('SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a 'Securities System", and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

            (i) The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.


                                      (51)

            (ii) The Custodian shall deposit and/or maintain the Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

             (iii) The books and records of the Custodian shall at all times identify those Securities belonging to the Fund which are maintained in a Securities System.

            (iv) The custodian shall pay for Securities purchased for the account of the Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and
         (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer Securities sold for the account of the Fund only upon
         (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System relating to transfers of Securities for the account of the Fund shall be maintained for the Fund by the Custodian. The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of the Fund. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Instructions, by computer or in such other manner as the Fund and Custodian may agree.

            (v) The Custodian shall, if requested by the Fund pursuant toInstructions, provide the Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

            (vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of the Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of the Fund maintained with such Securities System.

         (c)      Free Delivery of Assets.

                    Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with the Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

         (d)             Exchange of Securities.

         Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for the Fund for other Securities or cash paid in connection with any reorganization, recapitalization. merger, consolidation, or conversion of convertible Securities, and will deposit any such Securities in accordance with th~ terms of any reorganization or protective plan. Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

         (e)      Purchases of Assets.


                                      (52)

         (1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of Interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(1), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

         (2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of the Fund as provided in Instructions.

         (f)      Sales of Assets.

         (1) Securities Sold. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwith-standing the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

          (2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of the Fund as provided in Instructions.

          (g)     Options.

         (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by the Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of the Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC") , the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.


                                      (53)

          (2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and the Fund's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a
Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchange on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

         (h)      Futures Contracts.

            Upon receipt of Instructions, the Custodian shall enter into a futures margin agreement among the Fund, the Custodian and the designated futures merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such procedural Agreements. The Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

         (i)             Segregated Accounts.

            Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Assets of the Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained
(i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) for the purpose of compliance by the Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

         (j)                                        Depositary
Receipts.

                      Upon  receipt  of   Instructions,   the  Custodian   shall
            surrender or cause to be surrendered Securities to the depositary used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor
            adequately   describing   such   Securities  and  written   evidence
            satisfactory to the organization surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

                        Upon  receipt  of  Instructions,   the  Custodian  shall
            surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

         (k)      Corporate Actions, Put Bonds, Called Bonds, Etc.

         Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and
(b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.


                                      (54)

         Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.

         The Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by any optional offer or on the last permissible date for the performance of such act, the Fund shall hold the Bank harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

         (1)      Interest Bearing Deposits.

          Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of the Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of the Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as the Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine and direct pursuant to Instructions. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and
(b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

         (m)      Foreign Exchange Transactions Other than as
Principal.

          (1) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Instructions. The Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. The Custodian shall have no responsibility with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or, so long as the Custodian acts in accordance with Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

         (2) Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

         (n)      Pledges or Loans of Securities.

         (1) Upon receipt of Instructions from the Fund, the Custodian will release or cause to be released Securities held in custody to the pledges designated in such Instructions by way of pledge or hypothecation to secure loans incurred by the Fund with various lenders including but not limited to United Missouri Bank, n.a. ; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledge, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledge.


                                      (55)

         (2) Upon receipt of Special Instructions, and execution of a separate Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

         (0)      Stock Dividends, Rights, Etc.

         The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with same as directed in such Instructions.

         (p)      Routine Dealings.

         The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of the Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from the Fund. The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

         (q)             Collections.

         The Custodian shall (a) collect amounts due and payable to the Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of the Fund all income and other payments relating to portfolio Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to the Fund. The Custodian shall notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

         (r)             Bank Accounts.

         Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of the Fund, and shall be subject only to draft or order of the Custodian. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

         (s)             Dividends, Distributions and Redemptions.

         To enable the Fund to pay dividends or other distributions to shareholders of the Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of the Fund (collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by the Fund in such Instructions. In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by the Fund in such Special Instructions.

(t)      Proceeds from Shares Sold.


                                      (56)

         The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by the Fund, and shall credit such funds to the account of the Fund. The Custodian shall notify the Fund of Custodian's receipt of cash in payment for shares issued by the Fund by facsimile transmission or in such other manner as the Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of the Fund.

         (u)      Proxies and Notices; Compliance with the
Shareholders  Communication Act of 1985.

         The Custodian shall deliver or cause to be delivered to the Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by the Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

         The Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise in writing.

         (v)        Books and Records.

         The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-l under the Investment Company Act of 1940 ("the 1940 Act") and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the Fund during normal business hours of the Custodian.

         The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by the Fund and the Custodian.

         (w)      Opinion of Fund's Independent Certified Public
Accountants.

         The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of the Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.

         (x)      Reports by Independent Certified Public
Accountants.

         At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a -Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

         (y)             Bills and Other Disbursements.

         Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills; statements, or other obligations of the Fund.

         5. SUBCUSTODIANS.

                                      (57)

         From time to time, in accordance with the relevant provisions of this Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as each are hereinafter defined) to act on behalf of the Fund. A.Domestic. Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to act on behalf of the Fund. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians".

         (a)             Domestic Subcustodians.


                        The  Custodian  may,  at any time and from time to time,
            appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of the Fund as a subcustodian for purposes of holding Assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"). The Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund. Each such duly approved Domestic Subrustodian shall be listed on Appendix A attached hereto. as it may be amended, from time to time.

         (b)             Foreign Subcustodians.

                  The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under
         Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of the Fund as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian) for purposes of holding Assets of the Fund and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a "Foreign Subcustodian" in the context of either a subcustodian or a sub-subcustodian); provided that the Custodian shall have obtained written confirmation from the Fund of the approval of the Board of Directors or other governing body of the Fund (which approval may be withheld in the sole discretion of such Board of Directors or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if any, through which, the Custodian or any proposed Foreign Subcustodian is authorized to hold Securities and other Assets of the Fund, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund shall be listed on Appendix A attached hereto, as it may be amended, from time to time. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by the Fund. The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects the Fund's rights under such agreement, except upon prior written approval of the Fund pursuant to Special Instructions.

         (c)             Interim Subcustodians.


                                      (58)

         Notwithstanding the foregoing, in the event that the Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from the Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian") designated in such Special Instructions to hold such Security or other Asset.

            (d)                         Special Subcustodians.

      Upon receipt of Special Instructions, the Custodian shall, on behalf of the Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of the Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by the Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

         e) Termination of a Subcustodian.

         The Custodian may, at any time in its discretion upon notification to Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

         (f)      Certification Regarding Foreign Subcustodians.

         Upon the request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities Depositories and Clearing Agencies through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

         6. STANDARD OF CARE.


                                      (59)

         (a)      General Standard of Care.

         The Custodian shall be liable to the Fund for all losses, damages and reasonable costs and expenses suffered or incurred by the Fund resulting from the gross negligence or willful misfeasance of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

         (b)      Actions Prohibited by Applicable Law, Events
 Beyond Custodian's Control, Sovereign Risk, Etc.

         In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:
(i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any event beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (iii) any "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other Person's control.


         (c)      Liability for Past Records.

         Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for the Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

         (d)      Advice of Counsel.

         The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters. The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

         (e)      Advice of the Fund and Others.

         The Custodian and any Domestic Subcustodian may rely upon the advice of the Fund and upon statements of the Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

         (f)      Instructions Appearing to be Genuine.

            The  Custodian  and  all  Domestic   Subcustodians  shall  be  fully
protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from the Fund hereunder a certificate signed by any officer of the Fund authorized to countersign or confirm Special Instructions.

         (g)      Exceptions from Liability.

         Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

         (i) the validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof or evidence of ownership required to be received by the Fund, or the propriety of the decision to purchase or amount paid therefor;

         (ii)                                       the legality
         of the sale of any Securities by or for the Fund, or the propriety of the amount for which the same were sold; or

         (iii)                                      any other
         expenditures, encumbrances of Securities, borrowingsor similar actions with respect to the Fund's Assets;

          and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of the Fund, or the Fund's currently effective Registration Statement on file with the SEC.

         7. LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.


                                      (60)

         (a)  Domestic Subcustodians

         The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

         (b)         Liability for Acts and Omissions of Foreign
Subcustodians.

         The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

         (c)      Securities Systems, Interim Subcustodians,
Special Subcustodians, Securities Depositories and Clearing
Agencies.

            The Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the gross negligence or willful misfeasance of the Custodian.

         (d)      Defaults or Insolvencies of Brokers, Banks, Etc.

The Custodian shall not be liable for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or results from, the gross negligence or willful misfeasance of the Custodian.

         (e)         Reimbursement of Expenses.

         The Fund agrees to reimburse the Custodian for all out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.


         8. INDEMNIFICATION.

         (a)             Indemnification by Fund.


                                      (61)

         Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

         If the Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         (b)             Indemnification by Custodian.

         Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless the Fund from all losses, damages and expenses suffered or incurred by the Fund caused by the gross negligence or willful misfeasance of the Custodian.

         9. ADVANCES.

         In the event that, pursuant to Instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of the Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of the Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund on demand by Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund to the Custodian at a rate agreed upon in writing from time to time by the Custodian and the Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by tbe Custodian for its own account and risk. The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as the Fund and the Custodian may agree.

         10.             LIENS.

         The Bank shall have a lien on the Property in the Custody Account to secure payment of fees and expenses for the services rendered under this Agreement. If the Bank advances cash or securities to the Fund for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Property at any time held for the Custody Account shall be security therefor and the Fund hereby grants a security interest therein to the Bank. The Fund shall promptly reimburse the Bank for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Fund fail to so reimburse the Bank, the Bank shall be entitled to dispose of such Property to the extent necessary to obtain reimbursement. The Bank shall be entitled to debit any account of the Fund with the Bank including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance as the Bank deems reasonable.

         11.             COMPENSATION.

Payment for the Bank's compensation for services rendered hereunder shall be the responsibility of the Fund The Fund represents that by separate agreement it has appointed Fund/Plan as its agent, and that Fund/Plan, as agent for the Fund, has agreed to pay the compensation payable in respect of such services promptly upon receipt of statements therefore. The Fund shall pay to Fund/Plan fees for services (including the Bank's custodian services) in accordance with the terms of an agreement between Fund/Plan and the Fund. The Fund hereby directs the Bank to (i) send all statements for compensation to its attention care of Fund/Plan at the following address: Fund/Plan Services, Inc., 2 W. Elm Street, Conshohocken, PA 19428, Attention: Mr. Elmer Gardner, Senior Vice President, and
(ii) accept all payments made by Fund/Plan in the Fund's name as if such payments were made directly by the Fund. The Custodian's compensation for services rendered hereunder is set forth in an agreement between the Bank and Fund/Plan. Should Fund/Plan fail to pay or remit such compensation to the Bank, the Bank will be entitled to debit the Custody Account directly for such compensation. In the absence of sufficient cash in the Custody Account to cover compensation, the Fund shall promptly pay the bank for the unpaid compensation due hereunder. In the absence of prompt payments for the Fund of the unpaid compensation, the Bank shall be entitled to exercise, in addition to all other rights existing in law or equity, the rights set forth in Section 10 hereof.


                                      (62)

         12.             POWERS OF ATTOENEY.

         Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

         13.      TERMINATION AND ASSIGNMENT

         The Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the Fund or as otherwise designated by the Fund by Special Instructions. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

         This Agreement may not be assigned by the Custodian or the Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.

         14.      NOTICES.

         Notices, requests, instructions and other writings delivered to the Fund at 1325 - Fourth Avenue, #2144, Seattle, Washington 98101, postage prepaid, or such other address as the Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to the Fund.

         The Fund shall give prior notice to the Bank of any change in its place of incorporation or organization, mailing address, or sponsors, any significant change in management, investment objectives, fees or redemption rights and any change to the appointment of Fund/Plan as its agent.

         Notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928 Grand Avenue, Kansas City, Missouri, or mailed postage prepaid, to the Custodian's Securities Administration Department, Post Office Box 226, Kansas City, Missouri64141, or to such other addresses as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

            15.   MISCELLANEOUS.

         (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

         (b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

         (c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic
Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

         (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


                                      (63)

         (e) This Agreement shall be effective as of the date of execution hereof.

         (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (g) The following terms are defined terms within the meaning of this Agreement and the definitions thereof are found in the following sections of the Agreement.

                        Term                              Section
                        Account
4(b)(3)(ii)
                        ADR' S                            4(j)
                        Advance                           9
                        Assets                            2
                        Authorized Person                 3
(                       Banking Institution               4(1)
                        Domestic Subcustodian             5(a)
                        Foreign Subcustodian              5(b)
                        Instruction                       2
                        Interim Subcustodian              5(c)
                        Interest Bearing Deposit          4(1)
                        Liability                         10
                        OCC                               4(g)(2)
                        Person                            6(b)
                        Procedural Agreement              4(h)
                        SEC                               4(b) (3)
                        Securities                        2
                        Securities Depositories and       5(b)
                          Clearing Agencies
                        Securities System                 4(b) (3)
                        Shares                            4(s)
                        Sovereign Risk                    6(b)
                        Special Instruction               2
                        Special Subcustodian              5(c)
                        Subcustodian                      5
                        1940 Act                          4(v)

            (h) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.


                                      (64)

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their duly respective authorized officers.


THE ELITE GROUP                           UMB BANK, N.A.



By:  _________Richard S. McCormick______________            By:
--------------------------------------------

Title:  ___________President   ____________________
Title:  __________________________________________


[FUND]


          By:               /s/  Richard S. McCormick_____________

Title:  ____________President      _________________




                                      (65)

                            APPENDIX A


         DOMESTIC SUBCUSTODIANS:

                   United Missouri Trust Company of New York

                   Brown Brothers Harriman & Company (Foreign
                   Securities Only)




         SECURITIES SYSTEMS:

                   Federal Book Entry

                   Depository Trust Company

                   Participant's Trust Company



         SPECIAL SUBCUSTODIANS:


                        SECURITIES DEPOSITORIES
COUNTRIES                    FOREIGN SUBCUSTODIANS       AND
CLEARING AGENCIES


Euroclear









                                      (66)

                            APPENDIX B
                           CUSTODY AGREEMENT

The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated November 2, 1994, with UMB Bank, n.a. ("Custodian") and The Elite Group, and agree to be bound by all the terms and conditions contained in said Agreement:


                          LIST THE FUNDS


                   Elite Growth and Income Fund
                        Elite Income Fund


   ATTEST:



_____/s/___________________________       THE ELITE GROUP


                                          By:          /s/
Richard S. McCormick
                                Name: Richard S.
McCormick
                                          Title:     President
                                          Date:      4-19-96
ATTEST:



       /S/ Sandy Wesbach                              UMB BANK,
N.A.


                                          By:       /s/ Ralph R.
Santoro
                             Name: Ralph R. Santoro
                                          Title:     Vice
President
                                          Date:     April 12, 1996



                                      (67)